UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

STONE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (337) 237-0410

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed on December 14, 2016, Stone Energy Corporation (“Stone” or the “Company”) and its subsidiaries, Stone Energy Holding, L.L.C. and Stone Energy Offshore, L.L.C. (collectively, the “Debtors”), filed voluntary petitions (the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) under the caption In re Stone Energy Corporation, et al. On December 28, 2016, the Debtors filed with the Bankruptcy Court the proposed Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016, as described below (as amended, modified or supplemented from time to time, the “Plan”).

On February 15, 2017, the Bankruptcy Court entered an order, Docket No. 528 (the “Confirmation Order”), confirming the Plan, as modified by the Confirmation Order.

The Debtors expect that the effective date of the Plan (as defined in the Plan, the “Effective Date”) will occur as soon as all conditions precedent to the Plan have been satisfied and on a date selected in consultation with the Required Consenting Noteholders and Required Consenting Banks. Although the Debtors are targeting occurrence of the Effective Date on February 28, 2017, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	Holders of claims under the Debtors’ existing first lien credit facility will receive their proportionate share of commitments under a new $200 million first lien reserve-based revolving credit facility and cash in an amount equal to the aggregate amount of unrestricted cash of the Debtors as of the Effective Date in excess of $25 million (net of any accrued and unpaid administrative claims and certain other payments, escrows or distributions pursuant to the Plan and the Appalachia Sale Agreement) until reduction of the outstanding obligations to $0;

•	Holders of claims under the Debtors’ existing unsecured notes (the “Noteholders”) will receive their proportionate share of (i) $100 million in cash (the “Prepetition Notes Cash”), (ii) $225 million of 7.5% senior second lien notes due 2022 (the “New Secured Notes”) and (iii) 95% of the common stock in the reorganized Company, prior to dilution for the Management Equity Incentive Program and the New Warrants;

•	Holders of general unsecured claims shall be unaltered and paid in full; and

•	Holders of the Company’s existing common stock will receive, subject to the terms and conditions of the Plan, their proportionate share of (i) 5% of the common stock in the reorganized Company, prior to dilution for the Management Equity Incentive Program and the New Warrants, and (ii) New Warrants representing the right to purchase 15% of the common stock of the reorganized Company with an exercise price equal to a total equity value of the Reorganized Debtors that implies a 100% recovery of outstanding principal to the Noteholders plus accrued interest through the Effective Date less the face amount of the New Secured Notes and the Prepetition Notes Cash.

Unless otherwise specified, the treatment set forth in the Plan and Confirmation Order will be in full satisfaction of all claims against and interests in the Debtors, which will be discharged on the Effective Date. All of the Company’s existing common stock will be extinguished by the Plan.

Additional information regarding the classification and treatment of claims and interests can be found in Article II. Administrative Claims, Priority Claims and Intercompany Claims, and Article III. Classification and Treatment of Claims and Interests of the Plan.

Capital Structure

Pursuant to the Plan, each share of the Company’s existing common stock outstanding immediately before the Effective Date (including all options and warrants to purchase such stock) will be cancelled and of no further force or effect after the Effective Date. As of February 14, 2017, there were approximately 5.7 million shares of the Company’s existing common stock outstanding. Under the Plan, the Debtors’ new organizational documents will become effective on the Effective Date. The Company’s new organizational documents will authorize the Company to issue up to (i) 60 million shares of new common stock, 20 million of which will be issued to holders of allowed claims and interests pursuant to the Plan on the Effective Date, and (ii) 5 million shares of preferred stock for future issuances (if any). The Company will also reserve for issuance the maximum number of shares of new common stock issuable upon the exercise of the New Warrants, in accordance with the terms of a warrant agreement, and a sufficient number of shares to honor the incentive awards to be granted under the Management Equity Incentive Program. In addition, on the Effective Date, the Company will enter into a registration rights agreement with certain shareholders. On the Effective Date, the Company will also enter into an indenture governing the terms of the New Secured Notes and issue $225 million of the New Secured Notes to holders of its existing notes that are being cancelled on the Effective Date.

Post-Emergence Governance and Management

On the Effective Date, the term of any current members of the board of directors of the Company will expire and they will resign from the board, and a new board of directors of the Company (the “New Board”) will take office. The Company’s New Board will initially consist of Neal P. Goldman, John “Brad” Juneau, David Rainey, Charles M. Sledge, James M. Trimble, David N. Weinstein and David H. Welch.

Incentive Plan

As part of the Plan, the Bankruptcy Court approved and the Company will establish the Stone Energy Corporation 2017 Long-Term Incentive Plan which is an equity based compensation plan for employees and directors pursuant to which the Company may issue up to 10% of the fully diluted common stock (calculated to take into account the New Warrants to be issued under the Plan) in the form of options, restricted stock, restricted stock units, dividend equivalents, and other equity and cash based awards on such terms and conditions as may be determined by the New Board or a committee thereof.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article X. Settlement, Release, Injunction and Related Provisions of the Plan.

Certain Information Regarding Assets and Liabilities of the Company

Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Securities and Exchange Commission on November 7, 2016.

Item 8.01. Other Events.

On February 15, 2017, the Company issued a press release announcing the Confirmation Order. A copy of this press release is filed as Exhibit 99.2 to this report, which is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; risks attendant to the bankruptcy process, including the effects thereof on the Company’s business and on the interests of various constituents, the length of time that the Company might be required to operate in bankruptcy and the continued availability of operating capital during the pendency of such proceedings; risks associated with third party motions during the bankruptcy process, which may interfere with the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Plan; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization in accordance with the terms of a plan of reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and other risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016 (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1*	Order Approving Debtors’ Disclosure Statement and Confirming the Debtors’ Second Amended Joint Plan of Reorganization, as entered by the Bankruptcy Court on February 15, 2017.

99.2*	Press release issued by Stone Energy Corporation dated as of February 15, 2017.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 15, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates, dated December 28, 2016 (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto).

99.1*	Order Approving Debtors’ Disclosure Statement and Confirming the Debtors’ Second Amended Joint Plan of Reorganization, as entered by the Bankruptcy Court on February 15, 2017.

99.2*	Press release issued by Stone Energy Corporation dated as of February 15, 2017.

*	Filed herewith.